                                                                    EXHIBIT 4(a)
                                                                    ------------

                                    FORM OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                       OF FIRST CHICAGO NBD CORPORATION

                 (As last amended effective _________ __, 1995)


                    FIRST:  The name of the corporation is

                         FIRST CHICAGO NBD CORPORATION

     SECOND: The address of its registered office in the State of Delaware is 32 Lockerman Square, Suite L-100, Dover, Delaware 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,010,000,000 shares which shall be divided into three classes as follows:

     (a) 10,000,000 shares of Preferred Stock without par value; and

     (b) 1,000,000,000 shares of Common Stock of the par value of $1.00 per share (Common Stock).

     The designations, voting power, preference and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock and other general provisions relating thereto shall be as follows:

                                     PART I

                                PREFERRED STOCK

     (a) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects except that the dates from which dividends accrue or accumulate with respect thereto may vary.
     (b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers, and
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with such designations, preferences and relative, participating, optional or other special rights, and qualifications or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

          (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

          (ii) The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

          (iii) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, at the option of either the holder or the corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

          (iv) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

          (v) Whether the shares of such series shall be subject to the operations of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund

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shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

          (vi) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

          (vii) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (along or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the corporation in case of dividend arrearages or other specified events, or upon other matters.

          (viii) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

          (ix) Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

          (c) Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Part I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.

          (d) Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series

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of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

                                    PART II

                                  COMMON STOCK

          (a) Except as otherwise required by law or by any amendment to this Certificate of Incorporation, each holder of Common Stock shall have one vote for each share of stock held by him on all matters voted upon by the stockholders.

          (b) Subject to the preferential dividend rights, if any, applicable to shares of Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for Preferred Stock, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

          (c) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the corporation, or may sell, transfer, or otherwise dispose of all or any part of such remaining assets to any corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

          (d) Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of Preferred Stock or any obligation of the corporation convertible into shares of Common Stock which is at the time outstanding or issuable upon exercise of any options or warrants at the time outstanding and
(ii) upon exercise of any options or warrants at the time outstanding to purchase shares of Common Stock.

                                   PART III

                              GENERAL PROVISIONS

          (a) At any meeting of stockholders, the presence in person or by proxy of the holders of record of a majority of the outstanding shares of stock of the corporation entitled to be voted at such meeting shall constitute a quorum for all purposes, except as otherwise provided by this Certificate of Incorporation or required by applicable law.

          (b) Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

          (c) No holder of stock of any class of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any unissued stock of any class, or of any additional stock of any class of capital stock of the corporation, or of any bonds, certificates of indebtedness, debentures, or other securities, whether or not convertible into stock of the corporation, now or hereafter authorized, but any such stock or other securities may be issued and disposed of pursuant to resolution by the Board of Directors to such persons, firms, corporations or associations and upon such terms and for such consideration (not less than the par value or stated value thereof) as the Board of Directors in the exercise of its discretion may determine and may be permitted by law without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, personal property, real property (or leases thereof) or services. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered, shall be deemed fully paid and not liable to any further call or assessment.

          FIFTH: The names and mailing addresses of the incorporators are as follows:

Name                              Mailing Address
----                              -------------------

Robert M. Surdam                  611 Woodward Avenue
                                  Detroit, Michigan  48226
Charles T. Fisher III             611 Woodward Avenue
                                  Detroit, Michigan  48226
Norman B. Weston                  611 Woodward Avenue
                                  Detroit, Michigan  48226
William G. McClintock             611 Woodward Avenue
                                  Detroit, Michigan  48226

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          SIXTH:  Subject to any provision contained in any resolution of the
Board of Directors adopted pursuant to Part I of Article Fourth of this Certificate of Incorporation requiring an increase or increases in the number of directors, the number of directors constituting the Board of Directors shall be that number as shall be fixed from time to time in the manner provided by Article Eleventh of this Restated Certificate of Incorporation and by By-laws in conformity therewith. Election of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

          In addition to all of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the corporation.

          Wherever the term "Board of Directors" is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the corporation; provided, however, that, to the extent any committee of directors of the corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.

          SEVENTH: No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          EIGHTH: (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper. Any person entitled to indemnification against expenses under this paragraph (b) shall, to the extent not prohibited by the laws of Delaware and any other applicable law, also be entitled to indemnification, and the corporation shall indemnify him, against judgments and amounts paid in settlement actually and reasonably incurred by him in connection with such action or suit, upon the same terms and conditions and subject to the same limitations as provided with respect to expenses.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under paragraphs (a) and (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum (as defined in the By-laws of the corporation) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders. Notwithstanding the failure or refusal of the directors, counsel and stockholders to make provision therefor, such indemnification shall be made if a court of competent jurisdiction makes a determination that the director, officer, employee or agent has a right to indemnification hereunder in any specific case upon the application of such director, officer, employee or agent.

          (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

          (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the

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benefit of the heirs, executors and administrators of such a person.

          (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

          (h) For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          (i) Neither the corporation nor its directors or officers nor any person acting on its behalf shall be liable to anyone for any determination as to the existence or absence of conduct which would provide a basis for making or refusing to make any payment under this Article or for taking or omitting to take any other action under this Article, in reliance upon the advice of counsel.

          (j) A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

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          Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          NINTH:  The corporation shall have perpetual existence.

          TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights conferred herein upon stockholders and directors are granted subject to this reservation.

          ELEVENTH:  Board of Directors.

          (a) Number, Election and Terms of Directors: The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The number of the directors of the corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the corporation, except that the minimum number of directors shall be fixed at no less than 15 and the maximum number of directors shall be fixed at no more than 30. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1986 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1987, successors of the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

          (b) Stockholder Nomination of Director Candidates: Nominations for election to the Board of Directors of the corporation at a meeting of stockholders may be made by the Board of Directors, on behalf of the Board of Directors by any nominating committee appointed by the Board of Directors, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting. Nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered to or mailed, postage prepaid, and received by the Secretary of the Corporation at least 60 days but no more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. The notice shall set forth (i) the name and address of the stockholder who intends to make the nomination; (ii) the name,

                                      -10-
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age, business address and, if known, residence address of each nominee; (iii)
the principal occupation or employment of each nominee; (iv) the number of shares of stock of the corporation which are beneficially owned by each nominee and by the nominating stockholder; (v) any other information concerning the nominee that must be disclosed of nominees in proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934 (or any subsequent provisions replacing such Regulation); and (vi) the executed consent of each nominee to serve as a director of the corporation, if elected. The chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

          (c) Newly Created Directorships and Vacancies: Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director of any class chosen to fill a vacancy in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the next annual meeting for the year in which his or her term expires and until such director's successor shall have been elected and qualified.

          (d) Removal: Any director may be removed from office only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

          (e) Preferred Stock: Notwithstanding the foregoing paragraphs, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto. The then authorized number of directors of the corporation shall be increased by the number of additional directors to be elected, and such directors so elected shall not be divided into classes pursuant to this Article Eleventh unless expressly provided by such terms.

          (f) Amendment or Repeal: Notwithstanding anything contained in this Certificate of Incorporation or the By-laws of the corporation to the contrary, the affirmative vote of the

                                      -11-
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holders of at least 80% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with the purpose and intent of this Article ELEVENTH.

          TWELFTH:  Stockholder Action.

          Any action required or permitted to be taken by any stockholders of the corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. Except as may be otherwise required by law, special meetings of stockholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors. Notwithstanding anything contained in this Certificate of Incorporation or the By-laws of the corporation to the contrary, the affirmative vote of at least 80% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with the purpose and intent of this Article TWELFTH.

          THIRTEENTH: (a) In addition to any affirmative vote required by law or by or under this Restated Certificate of Incorporation or the By-laws and except as otherwise expressly herein provided in this Article Thirteenth, the approval or authorization of a Business Combination (which together with certain other terms used in this Article, are hereinafter defined) shall require the affirmative vote of a majority of the voting power of all the shares of Voting Stock held by stockholders other than an Interested Stockholder, with which or by or on whose behalf, directly or indirectly, a Business Combination is proposed, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage or separate class vote may be otherwise required.

          (b) The provisions of paragraph (a) of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by or under any other provision of this Restated Certificate of Incorporation, or the By-laws of the corporation, or otherwise, if all the conditions specified in either of the following paragraphs First or Second are met:

          First: The Business Combination shall have been approved by a majority (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors; or

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

          Second:  All of the following conditions shall have been met:

          (1) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under subparagraphs (i) and (ii) below:

          (i) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any shares of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (a) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (b) in the transaction in which it became an Interested Stockholder, whichever is higher; and

          (ii) The Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher.

          All per share prices shall be adjusted to reflect any intervening stock splits, stock dividends, and reverse stock splits.

          (2) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii), and (iii) below.

          (i) The highest per share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Voting Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Voting Stock (a) within the two-year period immediately prior to the Announcement Date or (b) in the transaction in which it became an Interested Stockholder, whichever is higher.

          (ii) The Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

          (iii) The highest preferential amount per share to which the holders of shares of such class or series of Voting Stock would be entitled, if any, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

     All per share prices shall be adjusted for intervening stock splits, stock dividends, and reverse stock splits.

     The provisions of this paragraph Second (2) shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Voting Stock.

     (3) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) in accordance with the terms of any outstanding Preferred Stock; (ii) there shall have been (a) no reduction in the annual rate of dividend paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (b) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors, and (iii) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage of beneficial ownership of any class or series of capital stock.

     (4) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

     (5) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     (6) Such Interested Stockholder shall not have made any major change in the corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

          (c)  For the purposes of this Article Thirteenth:

          (i)  The term "Business Combination" shall mean:

     (a) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder or (b) any other company (whether or not such other company is an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

     (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any Substantial Part of the assets, securities or commitments of the corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

     (c) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

     (d) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of Voting Stock, or any securities convertible into Voting Stock, or into equity securities of any Subsidiary, that is beneficially owned by an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

     (e) any agreement, contract, or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) through (d).

          (ii) The term "Voting Stock" shall mean all outstanding shares of capital stock of the corporation of whatever class or series which is entitled to vote under any circumstances in the election of directors of the corporation.

          (iii) A "person" shall mean any individual, firm, corporation, partnership, trust or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting, or disposing of Voting Stock.

          (iv) "Interested Stockholder" shall mean any person (other than the corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

     (a) is a person who is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding Voting Stock; or

     (b) is an Affiliate or Associate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding Voting Stock; or

     (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (v)  A person shall be a "beneficial owner" of any Voting Stock:

     (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

     (b) which such person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or

     (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph
(c)(iv) of this Article, the number of shares of capital stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of paragraph (c)(v) of this Article but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (vi) An "Affiliate" of, or a person "affiliated" with, a specified person, is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

          (vii) "Associate" used to indicate a relationship with any person, means (1) any corporation or organization (other than the corporation or a majority-owned subsidiary of the corporation) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

          (viii) "Subsidiary" means any company of which a majority of any class of equity security is owned, directly or indirectly, by the corporation.

          (ix) The term "Substantial Part" shall mean an amount equal to or greater than an amount equal to fifteen percent of the stockholders' equity of the corporation as reflected in the most recent fiscal year-end consolidated balance sheet of the corporation.

          (x) "Continuing Director" means any member of the Board of Directors of the corporation (the "Board") while such person is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended to succeed the Continuing Director by a majority of Continuing Directors then on the Board.

          (xi) "Fair Market Value" means (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape for the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined in good faith by a majority of Continuing Directors then on the Board.

          (xii) In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (b) Second (1) and (2) of this Article shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

          (d) The Board shall have the power and duty to determine for the purposes of this Article Thirteenth, on the basis of information known to it after reasonable inquiry (i) whether a person is an Interested Stockholder; (ii) the number of shares of Voting Stock beneficially owned by any person; (iii) whether a person is an Affiliate or Associate of another; (iv) whether the requirements of paragraph (b) Second of this Article have been met with respect to any Business Combination; and (v) whether any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the corporation, any Subsidiary, or any Interested Stockholder, or any Affiliate or Associate of any Interested Stockholder constitutes a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

          (e) The Board of Directors shall not approve, adopt or recommend any proposal to enter into a Business Combination, or any offer of any person, other than the corporation, to make a tender or exchange offer for any capital stock of the corporation, unless and until the Board of Directors shall first establish a procedure for evaluating, and shall have evaluated, the proposal or offer, and determined that it would be in compliance with all applicable laws and in the best interests of the corporation and its stockholders. In connection with its evaluation, the Board of Directors may seek and obtain the advice of independent investment counsel, may seek and rely upon an opinion of legal counsel and other independent advisers, and may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with its evaluation as to the best interests of the corporation and its stockholders, the Board of Directors shall consider all factors which it deems relevant, or the stockholders might deem relevant, including without limitation: (i) the adequacy and fairness of the consideration to be received by the corporation and/or its stockholders considering the future prospects for the corporation and its business, historical trading prices of the corporation's capital stock, the price that might be achieved in a negotiated sale of the corporation as a whole, and premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers; (ii) the business, financial condition and earnings prospects of the acquiring person or entity and the competence, experience and integrity of the acquiring person or entity and their or its management, and (iii) the potential social and economic impact of the offer and its consummation on the communities in which the corporation and its subsidiaries operate or are located and upon the corporation, its subsidiaries, and their employees, depositors, and loan and other customers.

          (f) The Board of Directors shall not approve, adopt or recommend any offer of any person, other than the corporation, to make a tender or exchange offer for any capital stock of the corporation in which the Fair Market Value per share of the consideration to be received by one or more stockholders is substantially more than the Fair Market Value per share of the consideration to be received by other stockholders holding shares of the same class and series, or any tender or exchange offer the consummation of which is reasonably likely, in the good faith determination of the Board of Directors, in one transaction or a series of transactions, to have that result.

          (g) Nothing contained in this Article Thirteenth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          (h) The fact that any Business Combination complies with the provisions of paragraph (b) Second of this Article Thirteenth shall not be construed to impose any fiduciary duty, obligation, or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

          (i) Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-laws of the corporation), the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with or to repeal this Article Thirteenth; provided, however, that if such action has been proposed, directly or indirectly, on behalf of an Interested Stockholder, it must also be approved by the affirmative vote of a majority of the voting power of all the shares of Voting Stock held by stockholders other than such Interested Stockholder.